Stock Purchase Agreement

            THIS STOCK PURCHASE AGREEMENT ("Stock Agreement") is made and entered into as of this 28th day of March 2008, (“Effective Date”) by and between Joseph and Gionis, LLC ("J & G"), a California limited liability corporation of the State of California, and CELSIUS, INC. a Nevada Corporation located in the State of Florida and Celsius Holdings, Inc. a Nevada Corporation located in the State of Florida (CELSIUS, INC. and Celsius Holdings, Inc. are hereby referred to as “Celsius”); Celsius and J & G may be collectively referred to as “parties”.

WHEREAS, J & G is the Celsius Exclusive Distributor for the Middle East as under the Distribution Agreement between J & G and Celsius dated March 15, 2007 for the product line of Celsius;

WHEREAS, Celsius is interested in obtaining financing for operations;

WHEREAS, J & G desires to assist Celsius with financing and distribution internationally;

          NOW, THEREFORE, for and in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree as follows:

I.           Respective Covenants and Promises

Both J & G and Celsius hereby agree to the following covenants and promises:

(A).
Immediately upon execution of this Stock Agreement, Celsius Holdings, Inc. shall issue one-million (1,000,000) unregistered Celsius Holdings, Inc. shares of common stock (“Common Stock”) to J & G for a total consideration of $100 (one hundred dollars).

(B).
Immediately upon execution of this Stock Agreement, Celsius Holdings, Inc. agrees to sell, and J & G agrees to buy, nine-million (9,000,000) of unregistered Celsius Holdings, Inc. shares of Common Stock for a total price of five-hundred thousand dollars ($500,000.00 USD);

(1).
J & G shall pay to Celsius one-hundred thousand dollars ($100,000.00) of the total five-hundred thousand dollars ($500,000.00 USD) price for the nine-million (9,000,000) unregistered Celsius Holdings, Inc. shares of Common Stock; the remaining four-hundred thousand dollars ($400,000.00) shall be paid to Celsius within seven (7) working days from Monday, March 31, 2008.

SH	SH	TJ
Celsius Holdings	Celsius	J & G

(C).
Concurrent upon the occurrence of section I (B) supra ($500,000.00 USD stock purchase) Celsius Holdings, Inc. agrees to immediately issue to J & G a warrant with the right to purchase a total of seven-million (7,000,000) unregistered Common Stock at an exercise price per share equal to 110% of Volume Weighted Average Price (VWAP) for the prior five trading days from the effective date of this Agreement; such warrant shall immediately vest and shall expire on the anniversary date three (3) years from the effective date of this Stock Agreement. Form of warrant shall be provided by Celsius and shall be attached as exhibit A.

(D).
J & G shall additionally receive seven-hundred fifty-thousand (750,000) unregistered shares of Celsius Holdings, Inc. common stock immediately upon the occurrence of either (i) three increments of 250,000 shares each for every $500,000 of Product purchased by J & G; or (ii) upon the common stock reaching $0.45 (forty-five cents) or greater for a period of 5 trading days, whichever occurs first.

(E).
Immediately upon the occurrence of section I (B) supra ($500,000.00 USD stock purchase) Stephen C. Haley agrees, as a shareholder and/or as a member of the Board of Directors of Celsius Inc. to vote for the affirmation or appointment of a member of the J & G organization or their designee, as member of the Board of Directors of the Celsius Holdings, Inc. in accordance with the By-laws thereof.

II.           General Provisions

Both J & G and Celsius hereby agree to the following general provisions:

(A).	Assignment. This Stock Agreement may not be assigned by either party, in whole or in part, except upon the mutual agreement of the parties which shall be consented to in writing.

(B).	Governing Law and Venue. This Stock Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida and any pertinent and applicable federal law.

(C).
Notices.  Any notice under this Stock Agreement will be valid and effective only if given by written instrument which is either personally delivered or delivered via international overnight courier (e.g., Fed Ex or DHL), or delivered via registered or certified mail, postage prepaid, return receipt requested addressed as follows:

If to Celsius:                          Celsius, Inc.
Attn: Stephen C. Haley
140 NE 4th Avenue, Suite c
Delray Beach, Florida 33483

SH	SH	TJ
Celsius Holdings	Celsius	J & G

With copy to:                        Baritz & Colman, LLP
1075 Broken Sound Parkway, NW, Suite 102
Boca Raton, Florida 33487
Attn: Neil S. Baritz

If to J & G:                              Joseph and Gionis, LLC
Attn: Dr. Thomas A. Gionis
4630 Campus Drive #200
Newport Beach, California 92660

Any notice, claim, demand, request or other communication given as provided herein, if given personally or by international courier (Fed Ex. or DHL), will be effective upon delivery; and, if given by mail, shall be effective upon confirmation of the return receipt requested delivery date. Either party may change the address at which it is to be given notice by giving written notice to the other party as provided herein.

(D).	Entire Agreement. This Stock Agreement sets forth the entire and final agreement and understanding of the parties with respect to the subject matter of this Stock Agreement. Any and all prior agreements or understandings, whether written or oral, with respect to the subject matter of this Stock Agreement, are hereby terminated, ab initio. Any terms or conditions which may be different from, or in addition to those agreed to and set forth in this Stock Agreement, are expressly objected to and will not be binding upon either party unless mutually agreed to in writing.

(E).
Waiver. No waiver, forbearance or failure by any party of its right to enforce any provision of this Stock Agreement will constitute a waive or estopel of such party's right to enforce any other provision of this Stock Agreement or such party's right to enforce such provision in the future.

(F).
Integration.  All recitals and exhibits referred to in this Stock Agreement are an integral part of this Stock Agreement and are incorporated in this Stock Agreement by this reference as though at this point are set forth in full.

(G).
Further Assurances.  Each party will do such further acts, including executing and delivering additional agreements or instruments as the other may reasonably require, to consummate, evidence or confirm the agreements contained in this Stock Agreement.

(H).
Survival.  Upon any sale, merger, consolidation, acquisition or any other form of reorganization of either CELSIUS, INC. or Celsius Holdings, Inc., this Stock Agreement and the original Distribution Agreement of March 2007 shall survive and remain valid, legally enforceable and effective in respect to each and every of their provisions and terms.

SH	SH	TJ
Celsius Holdings	Celsius	J & G

(I).
Counterparts.  This Stock Agreement may be executed in separate counterparts, each of which shall be deemed an original and, when executed separately or together, shall constitute a single original instrument, effective in the same manner as if the parties have executed one and the same instrument.

IN WITNESS WHEREOF, Celsius and J & G, by their respective duly authorized officers or representatives, have executed and delivered this Stock Agreement on the date first above written with the intent to be legally bound by this Stock Agreement.

CELSIUS, INC.	JOSEPH AND GIONIS, LLC
By:___/s/ Stephen Haley_______ Stephen Haley, President/CEO	By:______/s/ Thomas A. Gionis_______ Dr. Thomas A. Gionis, President / CEO
Date: 3/27/08	Date: 3/27/08

Celsius Holdings, INC.
By:___/s/ Stephen Haley__________ Stephen Haley, President/CEO
Date: 3/27/08

Notary:	CHUNGHOON CHUN
COMM #1755973
/s/ Travis U Wolff	Notary Public * California
Orange County
Notary Public-State of Florida	Comm. Exp July 8, 2011
Travis U. Wolff
Commission # DD7740641
Expires Dec. 10, 2011
BONDED THRU ATLANTIC BONDING CO, INC.

SH	SH	TJ
Celsius Holdings	Celsius	J & G

4